Exhibit 99.1

WABCO Reports Q3 2014 Results; Outperforms Volatile and Down-Trending

Global Commercial Vehicle Market; Achieves New Record for Quarterly

Performance Earnings; Updates Guidance for 2014

•	Q3 2014 sales of $707.3 million, up 4.5 percent in local currencies and up 4.5 percent in U.S. dollars from a year ago

•	Q3 2014 operating margin of 13.4 percent on a performance basis, up from 13.2 percent a year ago; operating margin of 12.4 percent on a U.S. GAAP basis versus 12.8 percent a year ago

•	Q3 2014 diluted EPS of $1.44 on a performance basis, up from $1.26 a year ago; diluted EPS of $1.37 on a U.S. GAAP basis, up from $1.26 a year ago

•	In Q3 2014, WABCO generated $48.0 million in net cash from operating activities and $89.3 million of free cash flow, excluding payments for streamlining, separation and acquisition items, and for the one-time item of $73.5 million due to expiration of the accounts receivable securitization program, resulting in a conversion rate of 103 percent of performance net income attributable to the company

•	Updates guidance for full year 2014; sales growth to now range from 5.5 to 6.5 percent in local currencies versus previous guidance to range from 6 to 9 percent; diluted EPS on a performance basis to now range from $5.45 to $5.55 versus previous guidance to range from $5.45 to $5.75, and diluted EPS on a U.S. GAAP basis to now range from $4.77 to $4.87 versus previous guidance to range from $4.77 to $5.07

BRUSSELS, Belgium, October 24, 2014 – WABCO Holdings Inc. (NYSE: WBC), a leading global supplier of technologies to improve the safety and efficiency of commercial vehicles, today reported Q3 2014 sales of $707.3 million, up 4.5 percent in local currencies from a year ago and up 4.5 percent in U.S. dollars, of which 2.7 percent comes from the Q3 2014 consolidated results in local currencies of Transics International, WABCO’s newly acquired subsidiary.

WABCO reported Q3 2014 performance operating income of $94.8 million, up from $89.5 million a year ago, and operating income was $87.7 million on a U.S. GAAP basis, up from $86.9 million a year ago.

WABCO’s performance operating margin for Q3 2014 was 13.4 percent, up from 13.2 percent a year ago, and operating margin was 12.4 percent on a U.S. GAAP basis versus 12.8 percent a year ago.

“In Q3 2014, we grew sales by 4.5 percent and demonstrated – once again – our ability to outperform the market in every region, as we continued to increase WABCO content per vehicle and further expanded market share in a global environment that remains volatile and uncertain and in which new truck and bus builds eroded by 3.4 percent year on year,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“Also in Q3 2014, we continued to transform top-line growth into robust bottom-line performance. Our early anticipation of market softening triggered immediate cost reduction measures that contributed to a healthy incremental operating margin of 15 percent, excluding year on year currency transactional effects,” said Esculier, referring to the ratio of increase in performance operating income and WABCO’s growth in sales. “This led to a new quarterly record for performance earnings per diluted share at $1.44, an increase of 14 percent versus the same period a year ago.”

“In Q3 2014, WABCO achieved $17.5 million of materials and conversion productivity, while also continuing to contain price erosion,” said Esculier. “WABCO’s Operating System, our global management framework, continued to enable fast, flexible responses to market changes during Q3 2014 and it generated gross materials productivity of 5.0 percent and conversion productivity of 6.3 percent, both of these quarterly results marking ongoing robust productivity gains.”

For Q3 2014, WABCO reported performance net income attributable to the company of $86.5 million or $1.44 per diluted share, up from $79.5 million or $1.26 per diluted share a year ago, and Q3 2014 U.S. GAAP net income attributable to the company of $82.0 million or $1.37 per diluted share, up from $80.0 million or $1.26 per diluted share a year ago.

During Q3 2014, WABCO generated $48.0 million in net cash from operating activities and $89.3 million of free cash flow, excluding payments for streamlining, separation and acquisition items, and for the one-time item of $73.5 million due to expiration of the accounts receivable securitization program, resulting in a conversion rate of 103 percent of performance net income attributable to the company.

Since June 2011, WABCO has repurchased 13,066,261 shares for $921.7 million in open market transactions as of September 30, 2014. WABCO is authorized to repurchase up to $78.3 million of additional shares through December 31, 2014.

Recent Highlights

In Q3 2014, WABCO inaugurated its fifth factory in India, located in Lucknow. WABCO’s extended network in India helps both local and global commercial vehicle makers to further grow their domestic and export business. This plant’s opening demonstrates WABCO’s continued ability to anticipate and align with the requirements of its customers in India through the supply of just-in-time, first-rate engineered, locally adapted safety and efficiency technologies for trucks and buses built in India. At Lucknow, WABCO manufactures actuators and a range of braking valves and will produce advanced technologies, including anti-lock braking systems (ABS), for multiple global commercial vehicle makers operating in India. WABCO’s global manufacturing network comprises 21 sites across 11 countries on 4 continents.

WABCO announced in Q3 2014 that it has been awarded a new long-term agreement by a major manufacturer of commercial vehicles headquartered in Europe. WABCO will supply brake actuator technologies for a new truck platform that will enter into new markets in Southeast Asia. Series production is expected to begin in 2016 at the customer’s plant in Thailand. Designed by WABCO engineers in India, these brake actuators have been optimally adapted for the customer’s local product applications in the region of Southeast Asia. At the same time, WABCO will supply its products from its factory in Rayong, Thailand, which opened in 2013 and already delivers superlative quality through zero defects for every million parts produced.

WABCO presented in Q3 2014 its next-generation TX-TRAILERGUARD™ fleet management solution. It combines the functionalities of WABCO’s award-winning TrailerGUARD™ telematics solution with Transics International’s back-office software platform TX-CONNECT™. New TX-TRAILERGUARD helps commercial fleets to improve vehicle safety and efficiency performance while reducing cost, as it enables effective truck, trailer, driver and cargo management in real time. It is the industry’s first and only solution that covers both truck and trailer information integrated into one portal. TX-TRAILERGUARD marks the first product integration after WABCO acquired fleet management systems company Transics, a market leader in Europe, in February 2014.

WABCO unveiled in Q3 2014 its innovative OptiFlow™ Tail solution, an aerodynamic product that helps to improve fuel economy and operational efficiency of trailers in Europe. Its innovative modular design of folding panels significantly improves air flow at the trailer’s rear. OptiFlow Tail shows WABCO’s continued technology leadership to improve trailer efficiency for manufacturers, fleet operators and transport companies. Proven on the test track, OptiFlow Tail helps to increase the fuel economy of tractor-trailer combinations up to 3.5 percent at highway speeds. OptiFlow Tail builds on experience gained through WABCO’s OptiFlow SideWings, a flow-conductor that optimizes the airflow around and underneath the trailer, reducing air resistance. OptiFlow SideWings has proven on test tracks and on the road to increase fuel economy up to 5 percent at highway speeds.

WABCO disclosed in Q3 2014 that it further expanded its market-leading electronically controlled air suspension (ECAS) technology – branded OptiRide™ – to the truck market in China. As a result, China National Heavy Truck Corporation, one of China’s largest producers of heavy-duty trucks, has adopted OptiRide in series production on multiple truck platforms across a range of axle configurations. WABCO is the first and only supplier of ECAS technology for truck and bus makers in China. WABCO’s award-winning ECAS technology, the global industry’s best-selling solution for electronic control of air suspension, delivers fuel savings up to 5 percent under certain conditions, while providing optimal ride performance.

In Q3 2014, WABCO introduced OptiPace™ technology, a predictive economic cruise control system for trucks and buses. WABCO’s OptiPace system marks the company’s newest addition to its industry-leading portfolio of advanced driver assistance systems. WABCO’s breakthrough OptiPace system uses on-board digital map technology and proprietary algorithms to anticipate and adapt the vehicle’s most economic speed based on the road topography ahead. For instance, it helps drivers and fleets to achieve highly economical vehicle operation up and down slopes, which offers potential for fuel savings. In a new long-term supply agreement, a major European commercial vehicle manufacturer has already adopted the OptiPace system for series production expected to begin in 2016.

WABCO reported in Q3 2014 that its breakthrough e-compTM technology is now adopted in road trials by more than 25 truck and bus manufacturers in Europe, North America and Asia. WABCO’s e-comp is an electrically driven air compressor that is specifically engineered for hybrid and pure electric vehicles. It is being increasingly deployed as a solution for inner city and zero- or low-emission zones. The e-comp’s universal design is suitable for a wide range of truck and bus applications worldwide.

WABCO Updates Full Year 2014 Guidance

Based on our current estimates of future market conditions, WABCO tightens its previously disclosed guidance for full year 2014. WABCO expects full year 2014 sales growth to now range from 5.5 to 6.5 percent in local currencies versus previous guidance to range from 6 to 9 percent; performance operating margin to now range from 12.9 to 13.1 percent versus previous guidance to range from 12.9 to 13.3 percent; and operating margin on a U.S. GAAP basis to now range from 12.2 to 12.4 percent versus previous guidance to range from 12.2 to 12.6 percent, resulting in diluted EPS on a performance basis to now range from $5.45 to $5.55 versus previous guidance to range from $5.45 to $5.75 and diluted EPS on a U.S. GAAP basis to now range from $4.77 to $4.87 versus previous guidance to range from $4.77 to $5.07.

Consistent with its committed framework, WABCO reiterates that it expects in 2014 to convert between 80 and 90 percent of its net income attributable to the company into free cash flow, excluding payments associated with items for streamlining, separation, acquisition, and expiration of the accounts receivable securitization program.

“Looking ahead, our three-pillar strategy of technology leadership, globalization and excellence in execution will continue to drive WABCO’s differentiation that positions us as preferred supplier in the global commercial vehicle industry,” said Esculier. “Our continued ability to outperform our market, together with further initiatives to drive productivity in operating expenses, enables us to mitigate a sudden decline in global demand for truck and bus production and still achieve healthy earnings per share.”

Conference Call

Jacques Esculier, Chairman and Chief Executive Officer, and Prashanth Mahendra-Rajah, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q3 2014 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on October 24 until midnight October 30, 2014. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 5876768.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, bus and trailer manufacturers. With sales of $2.7 billion in 2013, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q3 2014 results, several tables follow this news release. Sales excluding the effects of foreign exchange and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for streamlining, separation, acquisition, and expiration of the accounts receivable securitization program; and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Three Months Ended September 30, 2014 Data Supplement Sheet

•	Nine Months Ended September 30, 2014 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2014 Guidance

Media, investors and analysts contact

Christian Fife, +1 732 369 7465, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in millions, except share and per share data)	2014	2013	2014	2013
Sales	$707.3	$677.1	$2,171.8	$2,000.1
Cost of sales	487.3	477.6	1,504.3	1,396.3

Gross profit	220.0	199.5	667.5	603.8
Costs and expenses:
Selling and administrative expenses	95.7	80.6	284.7	252.3
Product engineering expenses	35.7	30.9	113.1	90.7
Other operating expense, net	0.9	1.1	7.4	5.7

Operating income	87.7	86.9	262.3	255.1
Equity income of unconsolidated joint ventures, net	6.3	4.7	17.8	12.9
Other non-operating income/(expense), net	0.1	(0.9)	(2.7)	2.8
Interest (expense)/income, net	(0.1)	(0.2)	0.1	(0.7)

Income before income taxes	94.0	90.5	277.5	270.1
Income tax expense	9.5	8.0	43.3	25.8

Net income including noncontrolling interests	84.5	82.5	234.2	244.3
Less: Net income attributable to noncontrolling interests	2.5	2.5	7.8	7.4

Net income attributable to Company	$82.0	$80.0	$226.4	$236.9
Net income per common share:
Basic	$1.38	$1.28	$3.75	$3.78
Diluted	$1.37	$1.26	$3.71	$3.72
Cash dividend per share of common stock	$—	$—	$—	$—
Weighted average common shares outstanding:
Basic	59,369,423	62,465,812	60,342,549	62,684,399
Diluted	59,972,228	63,248,651	60,996,987	63,615,995

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share data)	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$388.0	$472.8
Short-term investments	—	55.2
Accounts receivable, less allowance for doubtful accounts: $4.2 in 2014; $5.0 in 2013	486.9	346.2
Inventories:
Finished products	101.1	93.9
Products in process	7.8	7.2
Raw materials	106.2	106.1
Future income tax benefits	12.5	10.4
Restricted cash	—	34.6
Guaranteed notes receivable	67.6	51.4
Other current assets	56.7	56.8

Total current assets	1,226.8	1,234.6
Property, plant and equipment, less accumulated depreciation	421.7	422.5
Goodwill	437.6	381.2
Long-term future income tax benefits	223.7	248.9
Investments in unconsolidated joint ventures	19.1	19.9
Intangible assets, net	84.4	44.3
Other Assets	44.8	41.4

Total Assets	$2,458.1	$2,392.8

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$4.0	$40.1
Accounts payable	171.3	149.3
Accrued payroll	112.1	118.8
Current portion of warranties	27.6	29.8
Taxes payable	11.3	3.8
Accrued expenses	55.3	58.7
Other accrued liabilities	92.8	84.9

Total current liabilities	474.4	485.4
Long-term debt	277.6	47.0
Post-retirement benefits	402.4	438.6
Deferred tax liabilities	129.4	120.1
Long-term income tax liabilities	47.0	45.3
Other liabilities	56.4	59.0

Total Liabilities	1,387.2	1,195.4
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 77,883,857 in 2014; 77,471,174 in 2013; and shares outstanding: 58,860,790 in 2014; 61,359,025 in 2013	0.8	0.8
Capital surplus	821.6	800.2
Treasury stock, at cost: 19,023,067 shares in 2014; 16,112,149 shares in 2013	(1,198.0)	(896.6)
Retained earnings	1,598.2	1,371.8
Accumulated other comprehensive income
Foreign currency translation adjustments	(100.1)	(14.4)
Unrealized losses on benefit plans, net of tax	(99.9)	(109.0)

Total shareholders’ equity	1,022.6	1,152.8
Noncontrolling interests	48.3	44.6

Total equity	1,070.9	1,197.4

Total Liabilities and Equity	$2,458.1	$2,392.8

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
(Amounts in millions)
Operating activities:
Net income including noncontrolling interests	84.5	82.5	234.2	244.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20.6	18.6	61.4	55.8
Amortization of intangibles	5.4	3.0	14.4	9.0
Equity in earnings of unconsolidated joint ventures, net of dividends received	1.2	—	0.3	0.1
Non-cash stock compensation	3.9	3.1	11.5	9.7
Deferred income tax (expense)/benefit	(1.7)	1.7	(2.2)	1.6
Loss on sale or disposal of property, plant and equipment	—	0.1	0.2	0.2
Changes in assets and liabilities:
Accounts receivable, net	(103.7)	(9.6)	(142.2)	(64.3)
Inventories	(5.9)	(2.3)	(18.7)	(24.0)
Accounts payable	3.0	(16.5)	25.6	31.9
Other accrued liabilities and taxes	13.5	14.2	11.0	16.3
Other current and long-term assets	25.9	(4.9)	9.3	(30.9)
Other long-term liabilities	1.3	2.1	6.0	(1.6)

Net cash provided by operating activities	$48.0	$92.0	$210.8	$248.1

Investing activities:
Purchases of property, plant and equipment	(36.1)	(24.5)	(80.0)	(58.3)
Investments in capitalized software	(2.2)	(2.2)	(9.3)	(9.4)
Short-term investments	50.7	—	50.7	—
Acquisitions, net	—	—	(125.9)	—

Net cash provided/(used) in investing activities	$12.4	($26.7)	($164.5)	($67.7)

Financing activities:
Net borrowings/(repayments) of revolving credit facilities	77.0	(0.1)	229.0	(45.9)
Net repayments of debt	(21.3)	(1.1)	(36.3)	(7.0)
Dividends to noncontrolling interest holders	(1.9)	(1.8)	(4.3)	(4.5)
Purchase of subsidiary shares from noncontrolling interest	—	(4.6)	(5.7)	(4.6)
Proceeds from exercise of stock options	0.8	8.7	12.1	44.4
Purchases of treasury stock	(105.1)	(47.9)	(299.5)	(148.6)

Net cash used in financing activities	($50.5)	($46.8)	($104.7)	($166.2)

Effect of exchange rate changes on cash and cash equivalents	(22.7)	2.6	(26.4)	(1.7)
Net (decrease)/increase in cash and cash equivalents	(12.8)	21.1	(84.8)	12.5
Cash and cash equivalents at beginning of period	400.8	166.4	472.8	175.0

Cash and cash equivalents at end of period	$388.0	$187.5	$388.0	$187.5

WABCO HOLDINGS INC.

Three months ended September 30, 2014 Data Supplement Sheet (Unaudited)

	Three Months Ended September 30,
(Amounts in millions, except per share data)	2014	% of Sales/ Adj Sales	2013	% of Sales/ Adj Sales	Chg vs. 2013	% Chg vs. 2013
Sales
Reported	$707.3		$677.1		$30.2	4.5%
Foreign exchange translational effects	0.5		—		0.5

Adjusted Sales	$707.8		$677.1		$30.7	4.5%

Gross Profit
Reported	$220.0	31.1%	$199.5	29.5%	$20.5	10.3%
Streamlining costs	0.3		0.9		(0.6)
Separation costs	0.1		0.2		(0.1)
Acquisition related items	—		—		—

Performance Gross Profit	$220.4	31.2%	$200.6	29.6%	$19.8	9.9%
Foreign exchange translational effects	—		—		—

Adjusted Gross Profit	$220.4	31.1%	$200.6	29.6%	$19.8	9.9%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$132.3	18.7%	$112.6	16.6%	$19.7	17.5%
Streamlining costs	(2.9)		(1.0)		(1.9)
Separation costs	(1.3)		(0.5)		(0.8)
Acquisition related items	(2.5)		—		(2.5)

Performance Selling, Administrative, Product Engineering Expenses and Other	$125.6	17.8%	$111.1	16.4%	$14.5	13.1%
Foreign exchange translational effects	(0.3)		—		(0.3)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$125.3	17.7%	$111.1	16.4%	$14.2	12.8%

Operating Income
Reported	$87.7	12.4%	$86.9	12.8%	$0.8	0.9%
Streamlining costs	3.2		1.9		1.3
Separation costs	1.4		0.7		0.7
Acquisition related items	2.5		—		2.5

Performance Operating Income	$94.8	13.4%	$89.5	13.2%	5.3	5.9%
Foreign exchange translational effects	0.3		—		0.3

Adjusted Operating Income	$95.1	13.4%	$89.5	13.2%	$5.6	6.3%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$82.0		$80.0		$2.0
Income tax expense	9.5		8.0		1.5
Interest expense, net	(0.1)		(0.2)		0.1

EBIT	$91.6	13.0%	$88.2	13.0%	$3.4	3.9%
Streamlining costs	3.2		1.9		1.3
Separation costs	0.5		1.0		(0.5)
Acquisition related items	2.6		—		2.6

Performance EBIT (Earnings Before Interest and Taxes)	$97.9	13.8%	$91.1	13.5%	$6.8	7.5%
Pre-Tax Income
EBIT	$91.6		$88.2		$3.4
Interest expense, net	(0.1)		(0.2)		0.1

Pre-Tax Income	$91.5		$88.0		$3.5
Streamlining costs	3.2		1.9		1.3
Separation costs	0.5		1.0		(0.5)
Acquisition related items	2.6		—		2.6

Performance Pre-Tax Income	$97.8		$90.9		$6.9
Tax rate on a performance basis	11.6%		12.6%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$82.0		$80.0		$2.0
Streamlining cost, net of tax	2.4		1.5		0.9
Separation costs, net of tax	0.1		0.8		(0.7)
Acquisition related items, net of tax	1.8		—		1.8
Tax items	0.2		(2.8)		3.0

Performance Net Income Attributable to Company	$86.5		$79.5		$7.0

Performance Net Income Attributable to Company per Diluted Common Share	$1.44		$1.26
Common Shares Outstanding—Diluted	60.0		63.2

Incremental Gross Profit and Operating Income Margin	Gross Profit	Operating Income
Increase in adjusted sales from ‘13	30.7	30.7
Increase in adjusted income from ‘13	19.8	5.6

Incremental Income as a % of Sales	64.5%	18.2%
YoY Transactional Foreign Exchange (FX) Impact		(1.1)

Increase in adjusted income from ‘13 excluding transactional FX impact		4.5
Incremental income excluding transactional FX as a % of Sales		14.7%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Nine months ended September 30, 2014 Data Supplement Sheet (Unaudited)

	Nine Months Ended September 30,
(Amounts in millions, except per share data)	2014	% of Sales/ Adj Sales	2013	% of Sales/ Adj Sales	Chg vs. 2013	% Chg vs. 2013
Sales
Reported	$2,171.8		$2,000.1		$171.7	8.6%
Foreign exchange translational effects	(19.4)		—		(19.4)

Adjusted Sales	$2,152.4		$2,000.1		$152.3	7.6%

Gross Profit
Reported	$667.5	30.7%	$603.8	30.2%	$63.7	10.5%
Streamlining costs	5.6		4.1		1.5
Separation costs	0.5		0.7		(0.2)
Acquisition related items	—		—		—

Performance Gross Profit	$673.6	31.0%	$608.6	30.4%	$65.0	10.7%
Foreign exchange translational effects	(9.1)		—		(9.1)

Adjusted Gross Profit	$664.5	30.9%	$608.6	30.4%	$55.9	9.2%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$405.2	18.7%	$348.7	17.4%	$56.5	16.2%
Streamlining costs	(5.2)		(7.6)		2.4
Separation costs	(3.0)		(1.3)		(1.7)
Acquisition related items	(6.3)		—		(6.3)

Performance Selling, Administrative, Product Engineering Expenses and Other	$390.7	18.0%	$339.8	17.0%	$50.9	15.0%
Foreign exchange translational effects	(7.1)		—		(7.1)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$383.6	17.8%	$339.8	17.0%	$43.8	12.9%

Operating Income
Reported	$262.3	12.1%	$255.1	12.8%	$7.2	2.8%
Streamlining costs	10.8		11.7		(0.9)
Separation costs	3.5		2.0		1.5
Acquisition related items	6.3		—		6.3

Performance Operating Income	$282.9	13.0%	$268.8	13.4%	14.1	5.2%
Foreign exchange translational effects	(2.0)		—		(2.0)

Adjusted Operating Income	$280.9	13.1%	$268.8	13.4%	$12.1	4.5%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$226.4		$236.9		$(10.5)
Income tax expense	43.3		25.8		17.5
Interest income/(expense), net	0.1		(0.7)		0.8

EBIT	$269.6	12.4%	$263.4	13.2%	$6.2	2.4%
Streamlining costs	10.8		11.7		(0.9)
Separation costs	3.3		(0.7)		4.0
Acquisition related items	8.0		—		8.0

Performance EBIT (Earnings Before Interest and Taxes)	$291.7	13.4%	$274.4	13.7%	$17.3	6.3%
Pre-Tax Income
EBIT	$269.6		$263.4		$6.2
Interest income/(expense), net	0.1		(0.7)		0.8

Pre-Tax Income	$269.7		$262.7		$7.0
Streamlining costs	10.8		11.7		(0.9)
Separation costs	3.3		(0.7)		4.0
Acquisition related items	8.0		—		8.0

Performance Pre-Tax Income	$291.8		$273.7		$18.1
Tax rate on a performance basis	13.5%		13.5%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$226.4		$236.9		$(10.5)
Streamlining cost, net of tax	7.1		8.9		(1.8)
Separation costs, net of tax	2.4		(1.4)		3.8
Acquisition related items, net of tax	5.5		—		5.5
Tax items	11.0		(7.6)		18.6

Performance Net Income Attributable to Company	$252.4		$236.8		$15.6

Performance Net Income Attributable to Company per Diluted Common Share	$4.14		$3.72
Common Shares Outstanding—Diluted	61.0		63.6

Incremental Gross Profit and Operating Income Margin	Gross Profit	Operating Income
Increase in adjusted sales from ‘13	152.3	152.3
Increase in adjusted income from ‘13	55.9	12.1

Incremental Income as a % of Sales	36.7%	7.9%
YoY Transactional Foreign Exchange (FX) Impact		6.6

Increase in adjusted income from ‘13 excluding transactional FX impact		18.7
Incremental income excluding transactional FX as a % of Sales		12.3%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in millions)	2014	2013	2014	2013
Net Cash Provided by Operating Activities	$48.0	$92.0	$210.8	$248.1
Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(38.3)	(26.7)	(89.3)	(67.7)

Free Cash Flow	$9.7	$65.3	$121.5	$180.4

Less: Streamlining & separation payments	(5.8)	(4.8)	(14.5)	(17.2)
Less: A/R securitization related payments	(73.5)	—	(73.5)	—
Less: Acquisition related payments	(0.3)	—	(1.4)	—

Free Cash Flow excluding streamlining, separation, securitization & acquisition related payments	$89.3	$70.1	$210.9	$197.6

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2014 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Previous Full Year 2014 Guidance	Updated Full Year 2014 Guidance
Operating Income
Reported Operating Income Margin	12.2% - 12.6%	12.2% - 12.4%
Streamlining cost, impact to margin	0.2%	0.2%
Separation costs, impact to margin	0.2%	0.2%
Acquisition related items, impact to margin	0.3%	0.3%

Performance Operating Income Margin	12.9% - 13.3%	12.9% - 13.1%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$290.7 - $309.0	$290.7 - $296.8
Streamlining cost, net of tax	10.9	10.9
Tax items	19.1	19.1
Acquisition related items, net of tax	7.0	7.0
Separation costs, net of tax and separation related taxes	4.8	4.8

Performance Net Income Attributable to Company	$332.5 - $350.8	$332.5 - $338.6

Reported Net Income Attributable to Company per Diluted Common Share	$4.77 - $5.07	$4.77 - $4.87
Performance Net Income Attributable to Company per Diluted Common Share	$5.45 - $5.75	$5.45 - $5.55
Diluted common shares outstanding	~61	~61

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.